SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2006

LKQ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

120 North LaSalle Street, Suite 3300
Chicago, IL		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 621-1950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   OTHER EVENTS

In December 2005, Ford Global Technologies, LLC initiated a complaint with the U.S. International Trade Commission against six companies including a competitor of ours, Keystone Automotive Industries, Inc., alleging that certain aftermarket parts imported into the United States infringed on 14 design patents held by Ford Global.  We were not named in the complaint.  Keystone Automotive announced today that an administrative law judge of the International Trade Commission preliminarily ruled that seven of the Ford Global design patents were valid and that the importation of automotive parts covered by these seven patents violated Section 337 of the Tariff Act of 1930.

The ruling of the administrative law judge is not final.  It will be reviewed by the International Trade Commission on or before March 5, 2007.  If the International Trade Commission agrees with the ruling, it will issue an order prohibiting further importation of automotive parts covered by the patents.  The parties to the action can appeal the Commission’s final decision to the United States Circuit Court of Appeals for the Federal Circuit.

We provide replacement systems, components, and parts needed to repair light vehicles (cars and light trucks). Buyers of light vehicle replacement products have the option to purchase from primarily three sources: new products produced by original equipment manufacturers, which are commonly known as OEM products; new products produced by companies other than the OEMs, which are sometimes referred to generically as “aftermarket” products; and recycled products originally produced by OEMs, which we refer to as recycled OEM products. We participate in the market for recycled OEM products as well as the market for collision repair aftermarket products.

For the nine-month period ended September 30, 2006, sales of aftermarket products represented approximately 21% of our total sales.  Sales of aftermarket products by us that potentially could be covered by the seven Ford Global patents amounted to less than $300,000 for the first 11 months of 2006.  Thus, in the event we are unable to import these parts, we do not believe it would have a material effect on our financial condition or results of operations.  However, to the extent that Ford Global or other original equipment manufacturers are successful in bringing additional patent infringement claims, we could be restricted or prohibited from selling aftermarket products covered by such claims, which could have a material adverse effect on our business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKQ Corporation

Date: December 7, 2006	By:	/s/ VICTOR M. CASINI
Victor M. Casini
Vice President and General Counsel